                                                                  EXHIBIT 10.25

                                    LOAN AGREEMENT

    THIS LOAN AGREEMENT, dated as of January 30, 1997, is by and between AVECOR CARDIOVASCULAR INC., a Minnesota corporation (the "Borrower"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

    Section 1.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings:

    "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open for business in Minneapolis, Minnesota.

    "CLOSING DATE": The date on which the conditions set forth in Section 3.1 have been satisfied and the Loan is closed.

    "DEFAULT": Any event which, with the giving of notice (whether such notice is required under Section 6.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

    "DEFAULT RATE": As defined in the Note.

    "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

    "EVENT OF DEFAULT": Any event described in Section 6.1.

    "FINANCING STATEMENT": The Financing Statement(s) executed by the Borrower, as Debtor, in favor of the Lender, as Secured Party.

    "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

    "GOVERNMENTAL REQUIREMENTS": All laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to the Borrower, the Lender and the Project.

    "IMPROVEMENTS": The buildings and improvements located upon the Land.

    "INDEMNIFICATION AGREEMENT": The Environmental and ADA Indemnification Agreement dated of even date herewith, executed by the Borrower in favor of Lender.

    "LAND": The land legally described on Exhibit A attached hereto and hereby made a part hereof.

    "LIEN": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

    "LOAN": As defined in Section 2.1.

    "LOAN DOCUMENTS": This Agreement, the Note, the Mortgage, the
Indemnification Agreement, the Financing Statement, the TIF Subordination Agreement, and any other document collateral to or as security for the Loan.

    "LOAN FEE": As defined in Section 2.3.

    "MATURITY DATE": February 1, 2002.

    "MORTGAGE": The Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated of even date herewith, executed by the Borrower in favor of the Lender.

    "NOTE": The Note dated of even date herewith, in the amount of the Loan, executed by the Borrower and payable to the order of the Lender.

    "OBLIGATIONS": The Borrower's obligations in respect of the due and punctual payment of principal and interest on the Note when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

    "PERMITTED ENCUMBRANCES": The liens, charges and encumbrances on title to the Project listed on Exhibit B attached hereto and hereby made a part hereof.

    "PERSON": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

    "PROJECT": The Land, the Improvements and all fixtures, equipment and personal property now or hereafter owned by the Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Land and the Improvements.

    "REGULATORY CHANGE": Any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

    "TIF AGREEMENTS": Collectively, the Individual Development Agreement #5 dated October 4, 1996, between Ryan Construction Company of Minnesota, Inc. and the Brooklyn Park Economic Development Authority, with respect to the Project, and the Assessment Agreement and the Note executed in connection therewith and pursuant thereto.

    "TIF SUBORDINATION AGREEMENT": Subordination Agreement dated of even date herewith, executed by the Borrower, the Lender and the City of Brooklyn Park.

    "TITLE COMPANY": Old Republic National Title Insurance Company.

    "TITLE POLICY": A current ALTA form loan title insurance policy, dated as of the date of recording of the Mortgage, containing such endorsements and assurances as the Lender may require, and containing only those exceptions approved by the Lender.

    Section 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

    Section 1.3 OTHER DEFINITIONAL TERMS, TERMS OF CONSTRUCTION. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Note are irrevocably paid in full.

                                      ARTICLE II

                                   TERMS OF LENDING

    Section 2.1 LOAN. Upon the terms and subject to the conditions hereof, the Lender agrees to make a loan (the "Loan") to the Borrower of $5,167,500.00 on the Closing Date.

    Section 2.2 THE NOTE; INTEREST AND REPAYMENT. The Loan shall be evidenced by the Note. The Lender shall enter in its ledgers and records the payments made on the Loan, and the Lender is authorized by the Borrower to enter on a schedule attached to the Note a record of such payments. The Note shall accrue interest and shall be payable, together with interest thereon, and may be prepaid, if at all, and is subject to mandatory prepayment, as provided in the Note. If not sooner paid, the Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

    Section 2.3 LOAN FEE. In consideration of the Lender's agreement to make the Loan, the Borrower shall pay the Lender, at or prior to the closing of the Loan, a loan fee in the amount of $20,000.00, $10,000.00 of which was paid at the time of execution of the commitment for the Loan.

    Section 2.4 CAPITAL ADEQUACY. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Lender's capital or the capital of its parent corporation (by an amount the Lender deems material) as a consequence of the Loan to a level below that which the Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account the Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or its parent corporation for such reduction. Any determination by the Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by the Lender shall be final, conclusive and binding for all purposes, absent error.

    Section 2.5 USE OF PROCEEDS. The proceeds of the Loan shall be used for payment of the costs of construction of the Improvements.

                                     ARTICLE III


                                 CONDITIONS PRECEDENT

    Section 3.1 CONDITIONS OF THE LOAN. The obligation of the Lender to make the Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

    3.1(a)    DOCUMENTS. The Lender shall have received the documents and other materials as set forth on Schedule 3.1(a) attached hereto and hereby made a part hereof.

    3.1(b)    OTHER MATTERS. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by Borrower or governmental authorities.

    3.1(c)    FEES AND EXPENSES. The Lender shall have received the Loan Fee and all other fees and amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 7.2.

    3.1(d)    PERFECTION. The Mortgage and the Financing Statement, and any
other Loan Document creating or evidencing a lien or security interest which Lender requires to be filed of record, shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

    3.1(e)    NO DEFAULT. All representations and warranties of the Borrower made in this Agreement shall remain true and correct and no Default or Event of Default shall exist.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Lender:

    Section 4.1 ORGANIZATION, STANDING ETC. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation, and, if different, the jurisdiction in which the Project is located, and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted, to enter into this Agreement and the other Loan Documents to which it is a party and to issue the Note and to perform its obligations hereunder and thereunder. This Agreement, the Note and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which it is a party will not violate the Borrower's Articles of Incorporation or bylaws or any law applicable to the Borrower, and will not violate or cause a default under or permit acceleration of any agreement to which Borrower is a party or by which it or the Project is bound. Except for consents, approvals and exemptions previously obtained (copies of which have been delivered to the Lender), no approval of or exemption by any Person is required in connection with the Borrower's execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which it is a party. To the Borrower's knowledge, it is not in default (beyond any applicable grace period) in the performance of any agreement, order, writ, injunction, decree or demand to which it is a party or by which it is bound.

    Section 4.2 FINANCIAL STATEMENTS AND NO MATERIAL ADVERSE CHANGE. The Borrower's audited financial statements as at December 31, 1995 and its unaudited financial statements as at September 30, 1996, as heretofore furnished to the Lender, have been prepared in accordance with GAAP. The Borrower has no material obligation, liability or asset not disclosed in such financial statements, and there has been no material adverse change in the condition of the Borrower since the dates of such financial statements.

    Section 4.3 LITIGATION. Other than the claims asserted by MinnTech Technologies, which have been fully disclosed to Lender by Borrower, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Project which, if determined adversely to the Borrower, would have a material adverse effect on the condition of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents. Neither the Borrower nor the Project is in violation of any Governmental Requirement where such violation could reasonably be expected to impose a material liability on the Borrower.

    Section 4.4 TAXES. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

    Section 4.5 SUBSIDIARIES. The Borrower has no subsidiaries, except as follows: AVECOR Cardiovascular Ltd., incorporated in England and Wales; AVECOR Foreign Sales Corporation, incorporated in Barbados; and AVECOR Cardiovascular France S.A.R.L., incorporated in France.

    Section 4.6 EMPLOYEE BENEFIT PLANS. Except as disclosed in writing to the Lender: (a) the Borrower is not an employee benefit plan as defined in
Section 3(1) of ERISA, whether or not subject to ERISA; (b) no assets of the Borrower constitute assets of any such plan under ERISA regulations or rulings;
(c) with respect to any such plan that the Borrower sponsors, participates in or has fiduciary duties with respect to, the Borrower has materially complied with all federal and state laws, plan documents and funding requirements; (d) the Borrower does not sponsor, participate in, or have fiduciary duties with respect to any defined benefit pension plan subject to Title IV of ERISA or any multi-employer pension plan as defined in Section 3(37) (A) of ERISA or any plan providing medical or other welfare benefits to retirees or other former employees (except as required by federal or state law); and (e) the Borrower is not (and has not ever been) a member of a group of trades or businesses (whether or not incorporated) that is treated as a single employer under Section 414 of the Internal Revenue Code.

                                      ARTICLE V

                                      COVENANTS

    Until the Note and all of the Borrower's other Obligations shall have been paid and performed in full, unless the Lender shall otherwise consent in writing:

    Section 5.1 FINANCIAL STATEMENTS AND REPORTS. The Borrower will furnish to the Lender:

         5.1(a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, a balance sheet as at the end of such year, and a statement of contingent liabilities as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Coopers & Lybrand or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Lender.

         5.1(b) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower's annual form 10-K filed with the Securities and Exchange Commission.

         5.1(c) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, unaudited financial statements for the Borrower for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, substantially similar to the annual audited statements.

         5.1(d) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, a copy of the Borrower's quarterly Form 10-Q filed with the Securities and Exchange Commission

         5.1(e) As soon as practicable and in any event within 45 days after the end of each fiscal quarter, (i) a statement signed by the chief financial officer of the Borrower stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) a Covenant Compliance Certificate in the form of Schedule V-1 attached hereto and hereby made a part hereof.

         5.1(f) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         5.1(g) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Project as the Lender may reasonably request.

    Section 5.2 BOOKS AND RECORDS. The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs, including its use and operation of the Project.

    Section 5.3 INSPECTION. Upon reasonable prior notice from the Lender, the Borrower will permit any Person designated by the Lender to visit and inspect any of the properties (including the Project), books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its officers at such reasonable times and intervals as the Lender may designate.

    Section 5.4 EXISTENCE. The Borrower will maintain its existence in good standing under the laws of its jurisdiction of incorporation or formation, and, if different, the jurisdiction where the Project is located, and its qualification to transact business in each jurisdiction (including the jurisdiction where the Project is located) where failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

    Section 5.5 NOTICE OF LITIGATION. The Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting the Borrower.

    Section 5.6 EMPLOYEE BENEFIT PLANS. The Borrower shall neither take any action, nor omit to take any action, if such action or omission would result in any of the statements set forth in Section 4.6 (including any written disclosures made by the Borrower to the Lender under Section 4.6) becoming inaccurate or misleading at any time while the Note remains outstanding.

    Section 5.7 INSURANCE. The Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable companies engaged in the same or similar business and similarly situated, including, without limitation, the insurance which the Borrower is required to maintain pursuant to Section 1.4 of the Mortgage.

    Section 5.8 PAYMENT OF TAXES. The Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property.

    Section 5.9 MAINTENANCE OF PROPERTIES, COMPLIANCE. The Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

    Section 5.10 ADDITIONAL COVENANTS. For additional covenants, see Schedule V attached hereto and hereby made a part hereof.

                                      ARTICLE VI

                            EVENTS OF DEFAULT AND REMEDIES

    Section 6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

         6.1(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any other obligations of the Borrower to the Lender pursuant to this Agreement or any of the other Loan Documents, and such failure shall continue for a period of five (5) days after the due date thereof.

         6.1(b) Any representation or warranty made by or on behalf of the Borrower in this Agreement or any of the other Loan Documents or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

         6.1(c) The Borrower shall fail to comply with Sections 5.1 or 5.7 or any covenant contained in Schedule V hereto, including, but not limited to, failure to deliver the original, signed TIF Note to Lender immediately after issuance by the Brooklyn Park Economic Development Authority or by March 10, 1997, whichever occurs first.

         6.1(d) A sale, transfer, conveyance or encumbrance of the Project or any part thereof or of all or any part of the Borrower s interest therein in violation of Section 1.3 of the Mortgage shall occur.

         6.1(e) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement or any of the other Loan Documents (other than those hereinabove set forth in this Section 6.1) and such failure to comply shall continue for thirty (30) calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1, or (iii) the date the Lender gives notice of such failure to the Borrower.

         6.1(f) The Borrower shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of itself or for a substantial part of its property, or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof and shall not be discharged within forty-five (45) days, or the Borrower shall make an assignment for the benefit of creditors.

         6.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower and, if instituted against the Borrower, shall have been consented to or acquiesced in by the Borrower, as the case may be, or shall remain undismissed for sixty (60) days, or an order for relief shall have been entered against the Borrower.

         6.1(h) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower and, if instituted against the Borrower, shall be consented to or acquiesced in by the Borrower or shall remain for forty-five
(45) days undismissed.

         6.1(i) A judgment or judgments for the payment of money in excess of the sum of $100,000.00 in the aggregate shall be rendered against the Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

         6.1(j) The maturity of any material indebtedness of the Borrower
(other than the Loan) shall be accelerated, or the Borrower shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness shall be deemed "material" if it exceeds $100,000.00 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.


         6.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof.

         6.1(l) Any default shall occur under any other Loan Document, and shall continue beyond any grace or cure period provided therein with respect to such default.

         6.1(m) The Borrower shall fail to obtain and deliver to the Lender, on or before March 15, 1997, an unconditional certificate of occupancy issued by the City of Brooklyn Park, Minnesota.



    Section 6.2    REMEDIES. If (a) any Event of Default described in Sections
6.1 (f), (g) or (h) shall occur with respect to the Borrower, the Note and all other obligations of the Borrower to the Lender under this Agreement and the other Loan Documents shall automatically become immediately due and payable, or
(b) any other Event of Default shall occur and be continuing, then the Lender may declare the Note and all other obligations of the Borrower to the Lender under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note or in any of the other Loan Documents to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Note and any of the other Loan Documents and under any applicable law. In addition, the Lender may cure the Event of Default on behalf of the Borrower, and, in doing so, may enter upon the Project, and may expend such sums as it may deem desirable, including attorneys' fees, all of which shall be deemed to be advances hereunder and under the Note, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default

Rate and shall be payable by the Borrower on demand, and shall be secured by the Mortgage and all other Loan Documents securing the Loan.

    Section 6.3    OFFSET. In addition to the remedies set forth in Section
6.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.

                                     ARTICLE VII

                                    MISCELLANEOUS

    Section 7.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; PROVIDED that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

    Section 7.2 COSTS AND EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Lender, and all expenses for any architect, engineer or other consultants retained by Lender for the purposes outlined in the Loan Commitment from Lender to Borrower dated and accepted November 6, 1996) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement, the Note and the other Loan Documents. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

    Section 7.3 WAIVERS, ETC. No failure on the part of the Lender or the holder of the Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

    Section 7.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed. Either party may change its address for notices by a notice given not less than five (5) Business Days prior to the effective date of the change.

    Section 7.5 SUCCESSORS AND ASSIGNS; DISPOSITION OF LOANS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Loan to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant.

    SECTION 7.6 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

    SECTION 7.7 CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

    SECTION 7.8 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    Section 7.9 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

    Section 7.10 NUMBER; GENDER. The singular of all terms used herein shall include the plural and the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

    Section 7.11   ENTIRE AGREEMENT. This Agreement and the other Loan
Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

    Section 7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                       AVECOR CARDIOVASCULAR INC.


                                       By:  /s/ Gregory J. Melsen
                                            ---------------------------------
                                       Print Name:  Gregory J. Melsen
                                       Title:  Chief Financial Officer


Borrower's Address:
7611 Northland Drive
Minneapolis, MN 55428
Attention:    Gregory J. Melsen
Fax (612) 391-9102


                                       FIRST BANK NATIONAL ASSOCIATION



                                       By:  /s/ Jan A. Jasmin
                                            ---------------------------------
                                       Print Name:  Jan A. Jasmin
                                       Title:  Vice President


Lender's Address:
First Bank National Association
3305 Plymouth Boulevard
Plymouth, MN 55447
Attention:    Jan A. Jasmin
Fax (612) 551-9058

                                      EXHIBIT A


                             (Legal Description of Land)


Lot 1, Block 1, Northland Park Division 4, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

                                      EXHIBIT B


                               (Permitted Encumbrances)


1. Real estate taxes not yet due and payable and installments of special assessments payable therewith.

2. Restrictions, covenants, conditions and easements set forth in Protective Covenants for Northland Park II dated April 1, 1981, acknowledged August 25, 1992, filed August 26, 1992, as Document No. 5960478.

    Above restriction assigned and assumed by Document No. 6337703.

    Terms and conditions of that certain Bifurcation and Separation Agreement Regarding Northland Park II and Creation of Northland Park III regarding the above Restrictions dated October 12, 1995, filed December 23, 1995, as Document No. 6517830.

3. Utility and drainage and drainage for ponding easement(s) as shown on the recorded plat of Northland Park Division 4.

4. Right to construct and maintain temporary snow fences over lands adjacent to County State Aid Highway No. 18, acquired by the County of Hennepin, as evidenced by Final Certificate recorded as Document No. 2075297.

5. No right of access exists from premises to County State Aid Highway No. 18. Right of access was acquired by the County of Hennepin as evidenced by Document No. 3755252, except that the abutting owner shall have the right of access to the frontage road.

6. No right of access exists from premises to County State Aid Highway No. 18. Right of access was acquired by the County of Hennepin as evidenced by Document No. 3840555 except that the abutting owner shall have the right of access to the frontage road.

7. Easement for drainage purposes over part of premises together with incidental rights granted to the County of Hennepin, as evidenced by instrument dated March 30, 1983, filed June 3, 1983, as Document No. 4797904.

8. Assessment Agreement between Ryan Construction Company of Minnesota, Inc. and Brooklyn Park E.D.A. dated October 4, 1996, recorded December 13, 1996, as Document No. 6674367.

9. Individual Development Agreement No. 5 between Ryan Construction Company of Minnesota, Inc. and Brooklyn Park E.D.A. dated October 4, 1996, recorded December 13, 1996, as Document No. 6674366.

                                   SCHEDULE 3.1(A)

This Agreement, the Note, the Mortgage, the Indemnification Agreement, the Financing Statement, the TIF Subordination Agreement, and an endorsement and assignment from the Borrower to the Lender of the Note executed as part of the TIF Agreements ("TIF Note"), each duly executed by the Borrower and dated the Closing Date.

The TIF Agreements.

A copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party, and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute this Agreement, the Note and the other Loan Documents to which the Borrower is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 15 days prior to the Closing Date.

A certificate of good standing for the Borrower in the jurisdiction of its incorporation, and, if different that the jurisdiction of its incorporation, the jurisdiction in which the Project is located, certified by the appropriate governmental officials as of a date not more than 15 days prior to the Closing Date.

A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

The opinion of counsel to the Borrower covering such matters as the Lender may request.

An appraisal of the Project, addressed to the Lender, prepared in conformance with the Lender's real estate appraisal and evaluation policy, and signed by an appraiser acceptable to the Lender.

The most current available financial statements of the Borrower, as well as financial statements of the Borrower for each of its preceding three (3) full fiscal years together with copies of all federal income tax returns (with all supporting schedules) of the Borrower for its three (3) most recent fiscal years, all signed and certified as true, correct and complete by the Borrower.

The Title Policy, or a suitably marked up title insurance commitment issued by Title Company unconditionally agreeing to issue the Title Policy upon recordation of the Mortgage.

A survey prepared by a registered land surveyor licensed in the state where the Land is located and complying with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (Urban) (1992), including items 1, 2, 3, 4, 6, 7a, 7b, 8, 9, 10, 11 and 13 of Table A thereof and such other information as the Lender may reasonably request, and certified in a manner acceptable to the Lender.

UCC chattel lien searches from the appropriate office in Hennepin County, Minnesota, and from the office of the Secretary of State of Minnesota, covering the name of the Borrower.

A written environmental assessment addressed to the Lender, conducted by an environmental engineer or consultant acceptable to the Lender, setting forth the results of an investigation of the Project, containing an analysis and evaluation of any and all environmental risks associated with the Project, and concluding that there is no significant risk of any hazardous materials contamination of any portion of the Project.

Insurance policies or certificates thereof in form satisfactory to the Lender, satisfying the requirements of Section 1.4 of the Mortgage.

A flood check satisfactory to the Lender and satisfying the requirements of 42 U.S.C. Section 4104b and any rules and regulations promulgated pursuant thereto.

Evidence acceptable to Lender and Title Company that the Improvements have been completed in accordance with the plans and specifications approved by Lender and all costs of such work have been paid in full.

A Uniform Land Use Confirmation Form in form and substance satisfactory to the Lender.

An unconditional certificate of occupancy for the Project issued by the City of Brooklyn Park and all other licenses and permits necessary for lawful occupation and use of the Project for its intended purposes, including, without limitation, an emission facility permit with respect to the Project, issued by the Minnesota Pollution Control Agency.

A written evaluation report addressed to the Lender, prepared by an architect, engineer, or other consultant acceptable to the Lender, setting forth the results of a physical inspection of the Project.

Two (2) complete sets of the final working plans, including drawings, specifications, details and manuals, for the Improvements ("Plans"). All mechanical, electrical, structural and other specialized drawings shall be signed by licensed engineers of the respective disciplines normally responsible for such drawings, in addition to Pope Associates, Inc. (the "Project Architect").

Soil reports on the Land, showing that the soil will adequately support the Improvements when constructed in accordance with the Plans.

A Certificate of Substantial Completion addressed to the Borrower and the Lender, from the Project Architect.

An itemized, certified statement of actual costs of the Project, signed and sworn to by the Borrower, Ryan Construction Company of Minnesota, Inc. and the Project Architect.

Such other documents as the Lender may reasonably require to assure compliance with the requirements of this Agreement.

                                      SCHEDULE V

                                 ADDITIONAL COVENANTS

    Until the Note and all of the other Obligations shall have been paid and performed in full, unless the Lender shall otherwise consent in writing:

    MERGER. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

    SALE OF ASSETS. The Borrower will not sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business.

    DIVIDENDS. The Borrower will not pay any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock.

    INVESTMENTS. The Borrower will not make any loans, advances or extensions of credit to any other Person (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

         (a) Investments in readily marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency thereof and supported by the full faith and credit of the United States.

         (b) Certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and
(ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

         (c) Commercial paper given the highest rating by a nationally recognized rating service.

         (d) Repurchase agreements relating to securities of the kind described in clause (a) above.

         (e) Other readily marketable investments in debt securities which are reasonably acceptable to the Lender.

         (f) Travel advances to officers and employees in the ordinary course of business.

Any investments under clauses (a), (b), (c) or (d) above must mature within three years, with an average maturity date of fifteen (15) months of less, of the acquisition thereof by the Borrower.

    LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

         (a)  Liens granted to the Lender.

         (b) Liens existing on the date of this Agreement and disclosed in the Title Policy or heretofore disclosed in writing by the Borrower to the Lender.

         (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower.


         (d) Liens for taxes, fees, assessments and governmental charges not delinquent.

         (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

         (f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

         (g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

    CONTINGENT OBLIGATIONS. The Borrower will not guarantee or otherwise become liable on the indebtedness of any other Person.

    LEVERAGE RATIO. The Borrower will not permit its Leverage Ratio (the ratio of its Total Liabilities to its Tangible Net Worth) to be more than 1.0 to 1.0 as of the last day of any fiscal quarter.

    CASH FLOW LEVERAGE RATIO. The Borrower will not permit the Cash Flow Leverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date, to be greater than 5.0 to 1.

    COVERAGE RATIO. The Borrower will not permit the Coverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date, to be less than 1.5 to 1.

    TIF AGREEMENTS. The Borrower shall comply with all terms and provisions of the TIF Agreements and keep the TIF Agreements in full force and effect and in good standing and shall comply with all laws and regulations with respect thereto. Borrower shall either deliver or authorize the delivery of the original TIF Note to Lender immediately upon the issuance thereof by the Brooklyn Park Economic Development Authority. Failure to deliver the original signed TIF Note to Lender immediately after its issuance by the Brooklyn Park Economic Development Authority or by March 10, 1997, whichever occurs first, shall be an Event of Default hereunder and shall entitle Lender to pursue any or all of the remedies available to Lender upon Event of Default as provided in the Loan Documents, at law or equity.

    EMISSION FACILITY PERMIT. The Borrower shall comply with all terms and provisions of the emission facility permit issued by the Minnesota Pollution Control Agency with respect to the Project and keep such permit in full force and effect and in good standing and shall comply with all laws and regulations with respect thereto.


DEFINITIONS:


    For purposes hereof, the following definitions have the following meanings:

    "CASH FLOW LEVERAGE RATIO": For any period of determination with respect to the Borrower, the ratio of

(a) the sum (without duplication) of the aggregate principal amount of all outstanding capitalized lease obligations and that portion of Total Liabilities bearing interest determined as of the last day of that period payable during the ensuing four consecutive fiscal quarters, to

(b) EBITDA minus the sum of (i) cash tax expenses and (ii) expenditures for fixed and capital assets not financed, in each case determined for the previous four fiscal quarters in accordance with GAAP.

    "COVERAGE RATIO": For any period of determination with respect to the Borrower, the ratio of its EBITDA for the previous four fiscal quarters to projected payments of principal and interest on all indebtedness of the Borrower for the following four fiscal quarters.

    "EBITDA": For any period of determination, the net income of the Borrower before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP. For purposes of determining the Cash Flow Leverage Ratio and the Coverage Ratio, EBITDA for 1996 will be adjusted as follows: by adding back the legal expenses of $4,200,000 related to the COBE lawsuit NET of the associated tax benefit using an estimated tax rate of 28%, for a net add-back of $3,024,000, and capital expenditures will exclude the capital expenses related to the initial construction of the Improvements, which total approximately $9,500,000).

    "TANGIBLE NET WORTH": As defined in accordance with GAAP (and shall be reduced by all proper reserves), except that in no event shall it include any receivable due from officers, directors, shareholders or employees of the Borrower, or patents, copyrights, trademarks, any goodwill, or any organizational costs.

    "TOTAL LIABILITIES": At the time of any determination, the amount of all items of Indebtedness of the Borrower that would constitute "liabilities" for balance sheet purposes in accordance with GAAP.

    "CONDITIONAL CERTIFICATE OF OCCUPANCY": On or before February 7, 1997 Borrower shall deliver to Lender a Conditional Certificate of Occupancy from the City of Brooklyn Park which allows Borrower to occupy the Project and which will remain in effect until such time as an unconditional Certificate of Occupancy is issued to Borrower.

                                     SCHEDULE V-1

                           COVENANT COMPLIANCE CERTIFICATE

To: First Bank National Association

THE UNDERSIGNED HEREBY CERTIFIES THAT:

    (1) I am the duly elected chief financial officer of AVECOR Cardiovascular Inc. (the "Borrower");

    (2) I have reviewed the terms of the Loan Agreement dated as of January __, 1997 between the Borrower and First Bank National Association (the "Loan Agreement") and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the Attachment hereto;

    (3) The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Loan Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The exceptions listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event are as follows:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ___________, ____, pursuant to Section 5.1 (e) of the Loan Agreement.

                                       AVECOR CARDIOVASCULAR INC.

                                       By
                                         -------------------------------------
                                       Name
                                            ----------------------------------
                                       Title
                                            ----------------------------------

                         ATTACHMENT TO COMPLIANCE CERTIFICATE
                      AS OF_________, __________ WHICH PERTAINS
                       TO THE PERIOD FROM __________, ________
                                TO _________, ________



Leverage Ratio (Maximum 1.0 to 1.0)              ___ to 1.0

Cash Flow Leverage Ratio (Maximum 5.0 to 1.0)    ___ to 1.0

Coverage Ratio (Minimum 1.5 to 1.0)              ___ to 1.0